UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

May 26, 2021
Date of Report (Date of Earliest Event Reported)

HP Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-4423	94-1081436
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1501 Page Mill Road, Palo Alto, California	94304
(Address of principal executive offices)	(Zip code)

(650) 857-1501
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	HPQ	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On May 26, 2021, HP Inc. (the “Company”) entered into a five-year sustainability-linked revolving credit facility (the “Credit Agreement”), together with the lenders named therein, and JPMorgan Chase Bank, N.A. (“JPMorgan”), as administrative agent. BNP Paribas served as the Sustainability Structuring Agent in connection with the Credit Agreement. The Credit Agreement provides for a senior, unsecured revolving credit facility with aggregate lending commitments of $5,000,000,000 with an option to increase the commitments by up to an additional $1,000,000,000, subject to certain conditions. The Credit Agreement allows for revolving borrowings in US dollars, euros and pounds sterling and provides for for swingline borrowings up to an aggregate amount of $1,500,000,000.

The Company may designate one or more of its subsidiaries as borrowers under the Credit Agreement from time to time. The Company will guarantee the borrowings of any such subsidiaries under the Credit Agreement.

Commitments under the Credit Agreement will be available for a period ending on May 26, 2026, which period may be extended on up to two occasions for additional one-year periods, subject to certain conditions.

Borrowings made in US dollars under the Credit Agreement will bear interest at rates per annum determined, at the Company’s option, by reference either to an alternate base rate (“ABR”) or to LIBOR. ABR borrowings will bear interest at (a) the highest of (i) the prime rate, (ii) the NYFRB rate plus one-half of 1%, and (iii) one-month LIBOR plus 1%, plus (b) a margin of between zero and 62.5 basis points, depending on the rating of the Company’s long-term senior unsecured debt. LIBOR borrowings will bear interest at (a) LIBOR for the relevant interest period plus (b) a margin of between 100 and 162.5 basis points, depending on the rating of the Company’s long-term senior unsecured debt.  Borrowings in other currencies will bear interest based on the benchmark rate applicable to the relevant currency plus a margin as set forth in the Credit Agreement.

In addition, the Company will pay a commitment fee on unused commitments between 9 and 22.5 basis points, depending on the rating of the Company’s long-term senior unsecured debt.

Under the Credit Agreement, the interest margins and commitment fee rates are also subject to upward or downward adjustments if the Company achieves, or fails to achieve, certain specified sustainability targets with respect to greenhouse gas reduction and diversity and inclusion.

The Credit Agreement contains various customary covenants that limit, among other things, the incurrence of indebtedness by subsidiaries of the Company, the grant or incurrence of liens by the Company and its subsidiaries, and the entry into certain fundamental change transactions by the Company and its significant subsidiaries. The Credit Agreement contains a covenant pursuant to which the Company will not permit the ratio of consolidated EBITDA to consolidated net interest expense for any period of four consecutive fiscal quarters to be less than 3.0 to 1.0. The Credit Agreement also contains a covenant pursuant to which the Company will not permit the ratio of consolidated total debt to consolidated EBITDA to exceed 4.0 to 1.0 as of the last day of any fiscal quarter.

The Credit Agreement includes customary events of default, including events of default relating to non-payment of amounts due under the Credit Agreement, material inaccuracy of representations and warranties, violation of covenants, non-payment or acceleration of other material indebtedness, bankruptcy and insolvency, unsatisfied material judgments and change of control. Under the Credit Agreement, if an event of default occurs, lenders holding a majority of the revolving commitments will have the right to terminate the commitments and accelerate the maturity of any loans outstanding.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the full text of the Credit Agreement, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

In the ordinary course of their respective financial services businesses, the lenders party to the Credit Agreement, or their respective affiliates, have provided, and may in the future provide, to the Company, and persons and entities with relationships with the Company, a variety of services, including cash management, investment research and management, commercial banking, hedging, brokerage, and advisory or other financial and non-financial activities and services, for which they received or will receive customary fees and expenses.

Item 1.02.	Termination of a Material Definitive Agreement.

On May 26, 2021, concurrently with the execution of the Credit Agreement described in Item 1.01 above, the Company terminated each of its 364 day senior unsecured revolving credit facility, dated May 29, 2020, which was due to expire on May 28, 2021, and its second amended and restated five-year unsecured revolving credit facility, dated as of April 2, 2014, as amended and restated on November 1, 2015, as further amended and restated on March 30, 2018, which was due to expire on March 30, 2023.  The Company incurred no early termination penalties as a result of such terminations. With respect to the other parties to such terminated credit facilities, the Company has or may have had customary banking relationships based on the provision of a variety of financial services, including cash management, investment banking, and equipment financing and leasing services, none of which are material individually or in the aggregate with respect to any individual party.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description
10.1	Five-Year Credit Agreement dated May 26, 2021, by and among HP, Inc., the lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent.
104	Cover Page Interactive Data File, formatted in Inline XBRL.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HP INC.

DATE: June 1, 2021	By:	/s/ RICK HANSEN
	Name:	Rick Hansen
	Title:	Deputy General Counsel, Corporate and Assistant Secretary